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                                   EXHIBIT A

                                   AGREEMENT

                          JOINT FILING OF SCHEDULE 13G



     The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Engex, Inc. and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.






                                           Kinder Investments, L.P.


                                              /s/ Dov Perlysky
Dated:   March 23, 2000                By:________________________________
         New York, New York                  Dov Perlysky
                                             Managing Member
                                             Peyser Associates, LLC





                                           Peyser Associates, LLC


                                             /s/ Dov Perlysky
Dated:   March 23, 2000                 By:_________________________________
         New York, New York                   Dov Perlysky
                                              Managing Member





                                             /s/ Dov Perlysky
Dated:  March 23, 2000                     _________________________________
        New York, New York                       Dov Perlysky